Exhibit 99.2

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, OR (III) THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUE DATE OF THIS NOTE, THE HOLDER OF THIS NOTE MAY REQUEST, AND WILL PROMPTLY BE MADE AVAILABLE UPON SUCH REQUEST, THE FOLLOWING INFORMATION WITH RESPECT TO THE NOTE: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY. SUCH INFORMATION WILL BE PROVIDED BY THE CHIEF FINANCIAL OFFICER OF APPLIED MINERALS, INC., 110 GREENE STREET, SUITE 1101, NEW YORK, NY 10012.

10% PIK-Election Convertible Note

This Note is one of a series of 10% PIK-Election

Convertible Notes (the “Series A Notes”)

No.	$

FOR VALUE RECEIVED, Applied Minerals, Inc. promises to pay to ____________ or its registered assigns (the “Holder”), the principal sum of U. S. $____________, together with any PIK Interest added to the principal amount, accrued and unpaid interest on the outstanding amount thereof and all other amounts owing hereunder on the Stated Maturity Date.

Interest Payment Dates: May 1 and November 1, commencing May 1, 2015.

Record Dates: April 15 and October 15

Issue Date: November 3, 2014 (the “Issue Date”).

1. INTEREST.

Subject to the terms hereof (including Section 7(b)), Applied Minerals, Inc., a Delaware corporation (the “Issuer”), promises to pay during the period commencing on the Issue Date through the earlier of the repayment in full of this Note (this “Note”) or a Conversion of all outstanding amounts of this Note (including all accrued interest on the Note), interest at the rate of 10% per annum on the principal amount of this Note; provided that the interest rate shall be reduced to 1% per annum on the principal amount of this Note upon the occurrence of the Specified Event.  The Issuer will pay interest on this Note (i) semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2015, or if any such day is a Saturday, Sunday, or day on which banks in New York City are required or authorized by law to close (each, a “Business Day”), on the next succeeding day that is a Business Day and such extension of time will be taken into account in calculating the amount of interest payable under this Note and (ii) the Stated Maturity Date (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding April 15 and October 15 (each, a “Record Date”). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the Issue Date.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuer will pay in kind interest for each interest period on this Note by adding the full amount of interest due on each Interest Payment Date (“PIK Interest”) to the principal amount of the Note on each Interest Payment Date, unless it elects to pay interest entirely in cash (“Cash Interest”) in accordance with the paragraph below.

If the Issuer elects to pay Cash Interest for an interest period, it must deliver a notice on or prior to the applicable Record Date to the Holder of this Note for the interest payment in cash.

2. METHOD OF PAYMENT.

Cash payment of interest or principal may be made in U.S. dollars by check or by wire transfer in accordance with appropriate information supplied by the Holder.

3. PERSONS DEEMED OWNERS.

The registered Holder of this Note may be treated as its owner for all purposes.

4. CONVERSION.

(a)     Conversion Right.  The Holder may convert, at any time on or prior to the Stated Maturity Date, all or any part of the outstanding balance of the Note plus all accrued interest on the Note into a number of fully paid and nonassessable shares of Common Stock of the Issuer (“Conversion Shares”) by delivery to the Issuer (or such other office or agency of the Issuer as it may designate by notice in writing to the Holder pursuant to Section 19 of this Note) of a duly executed copy of a Notice of Exercise in the form set forth in Exhibit A hereto (the “Notice of Exercise”) (provided, however, within five Trading Days of the date said Notice of Exercise is delivered to the Issuer, the Holder shall surrender this Note (or, in lieu thereof, deliver an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to the Issuer at the address determined in accordance with Section 19).

(b)	Mandatory Conversion.

(i)

The entire principal amount of this Note and accrued interest thereon shall be mandatorily converted into the number of Conversion Shares as determined by Section 4(c) on the earliest date that is not earlier than two years after the Issue Date that all of the following conditions are satisfied:

(A)

(1) if on or prior to November 3, 2019 and a Specified Extension has not occurred, the VWAP for the preceding 30 consecutive Trading Days as determined by the Board of Directors of the Issuer (in good faith) is at or greater than $1.00 or (2) the VWAP for the preceding 10 consecutive Trading Days as determined by the Board of Directors of the Issuer (in good faith) is in excess of the greater of (x) $1.40, (y) the strike price (or similar term) set forth in the Series 2023 Notes and (z) the strike price (or similar term) set forth in the Replacement Financing, if any;

(B)

(1) if on or prior to November 3, 2019 and a Specified Extension has not occurred, the closing Market Price of the Common Stock is at or greater than $1.00 or (2) the closing Market Price of the Common Stock is in excess of the greater of (x) $1.40, (y) the strike price (or similar term) set forth in the Series 2023 Notes and (z) the strike price (or similar term) set forth in the Replacement Financing, if any, in each case, on the date immediately preceding the date on which the Mandatory Conversion Notice is received;

(C)

all outstanding amounts under each Series 2023 Note or Replacement Financing, if any, shall have been converted into the Common Stock of the Issuer pursuant to the terms of such Series 2023 Note or the Replacement Financing, if any, on or prior to the date on which the Mandatory Conversion Notice is received; and

(D)

either (x) a registration statement is effective and available for the resale of all of the Holder’s Conversion Shares on the Conversion Date and each of the five (5) trading days prior to the Conversion Date and on the Conversion Date the Holder is not restricted from selling or distributing any of such Holder’s Conversion Shares pursuant to the provisions of the Registration Rights Agreement or (y) the Holder may sell all such Conversion Shares immediately under Rule 144 under the Securities Act.

(ii)

Subject to the limitations set forth herein, for so long as this Note remains outstanding, the Company will provide the Holder with written notice of a mandatory Conversion pursuant to Section 4(b)(i) (the “Mandatory Conversion Notice”); provided, however, that in order for a Mandatory Conversion Notice to be effective, the Issuer must have given the Holder written notice at least 10 Business Days prior to the date of delivery of the Mandatory Conversion Notice stating its intent to cause a mandatory Conversion pursuant to (and subject to the satisfaction of) Section 4(b)(i). Within five Trading Days of the Conversion Share Delivery Date in connection with a mandatory Conversion pursuant to Section 4(b)(i), the Holder shall surrender this Note (or, in lieu thereof, deliver an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to the Issuer at the address determined in accordance with Section 19.

(c)          The number of Conversion Shares to be issued pursuant to Section 4(a) or Section 4(b) is obtained by: (i) adding (A) the principal amount or portion thereof of this Note to be converted and (B) the amount of any accrued but unpaid interest on the portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the per share Exercise Price (as defined below) then in effect. The per share exercise price will initially be $0.92 and will be (i) adjusted from time to time pursuant to Section 4(d) and (ii) reduced by $0.10 per share if the Issuer elects to exercise its Extension Option or the occurrence of a Specified Extension occurs on or prior to November 3, 2018 (the “Exercise Price”).

(d)	Mechanics of Conversion.

(i)

Delivery of Certificates upon Exercise. Certificates representing Conversion Shares shall be transmitted by the Issuer (whether through its transfer agent or otherwise) to the Holder to the address specified by the Holder in the Notice of Exercise or as otherwise directed by the Holder within three Business Days from the delivery to the Issuer of the Notice of Exercise or the delivery by the Issuer of the Mandatory Conversion Notice, together with an amount in cash in lieu of any fractional share(s) and surrender of this Note as set forth above (“Conversion Share Delivery Date”). The Conversion Shares shall be issued free of all legends, unless, in the reasonable opinion of outside counsel to the Issuer (after taking into account any representations of the Holder), the securities laws require a legend(s) to be affixed to the certificate(s) representing the Conversion Shares. A Conversion shall be deemed to have been exercised on (A) the first date on which the Notice of Exercise has been properly delivered to the Issuer or (B) the first date on which the Mandatory Conversion Notice has been properly delivered to the Holder (in each case, the “Conversion Date”). The Conversion Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such shares for all purposes, on the Conversion Date.

(ii)

Delivery of New Note upon Conversion. If the Holder has elected to convert less than all of the outstanding balance of the Note plus all accrued interest on the Note into Conversion Shares under Section 4(a), the Issuer shall, at the request of the Holder and upon surrender of this Note or satisfactory lost security affidavit, at the time of delivery of the certificate or certificates representing Conversion Shares, deliver to the Holder a new Series A Note evidencing the outstanding principal amount of the Note after giving effect to the applicable Conversion, which new Series A Note shall in all other respects be identical with this Note.

(iii)

Rescission Rights. If the Issuer fails to, or fails to cause its transfer agent to, transmit to the Holder a certificate or certificates representing the Conversion Shares pursuant to this Section 4(d) by the Conversion Share Delivery Date, then the Holder will have the right to rescind its exercise of a Conversion under Section 4(a).

(iv)

No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon a Conversion. As to any fraction of a share which the Holder would otherwise be entitled to receive upon a Conversion, the Issuer shall pay a cash adjustment in respect of such final fraction on the basis of the Market Price per share of Common Stock on the Conversion Date.

(v)

Charges, Taxes and Expenses. Issuance of certificates for Conversion Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense (including the fees of counsel) in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Issuer, and such certificates shall be issued in the name of the Holder.

(vi)	Closing of Books. The Issuer will not close its shareholder books or records in any manner which prevents the timely Conversion pursuant to this Section 4.

(e)	Adjustments.

(i)

Adjustments Generally. In order to prevent dilution of the rights granted under this Section 4 and to grant the Holder certain additional rights, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4(e) and the number of shares of Common Stock obtainable upon exercise of a Conversion pursuant to Section 4 also shall be subject to adjustment from time to time as provided in this Section 4(e).

(ii)

Stock Dividends and Splits. In the event of any issuance of Common Stock as a dividend or distribution to holders of Common Stock, or a subdivision, combination or reclassification of the outstanding shares of Common Stock into a greater or smaller number of shares, the Exercise Price shall be adjusted pursuant to the following formula:

N0

E = E0 x ----------------

N1

where:

E     =     the Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision, combination or reclassification, as the case may be;

E0     =     the Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision, combination or reclassification, as the case may be;

N0     =     the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision, combination or reclassification, as the case may be; and

N1     =   the number of shares of Common Stock equal to (i) in the case of a dividend or distribution, the sum of the number of shares outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution plus the total number of shares issued pursuant to such dividend or distribution or (ii) in the case of a subdivision, combination or reclassification, the number of shares outstanding immediately after such subdivision, combination or reclassification.

Such adjustment shall become effective (a) in the case of a dividend or distribution, immediately after the Open of Business on the Ex-Date for such dividend or distribution or (b) in the case of a subdivision, combination or reclassification, immediately after the Open of Business on the effective date for such subdivision, combination or reclassification. If any dividend or distribution or subdivision, combination or reclassification of the type described in this Section 4(e)(ii) is declared or announced but not made, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such dividend or distribution or subdivision, combination or reclassification had not been declared or announced, as the case may be.

(iii)

Below Market Issuances. If the Issuer, at any time while this Note is outstanding, shall issue shares of Common Stock or Convertible Securities at an Effective Consideration per share that is less than the Market Price on the Trading Day immediately before the issuance is announced, then the Exercise Price shall be adjusted pursuant to the following formula:

N0 + C/M

E = E0 x ------------------

N0 + NA

where:

E     =     the Exercise Price in effect immediately after the Open of Business on the Trading Day of such issuance;

E0     =     the Exercise Price in effect immediately prior to the Open of Business on the Trading Day of such issuance;

N0     =     the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Trading Day of such issuance;

NA    =     the number of shares of Common Stock issued and/or issuable upon exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed;

C       =    the total consideration receivable by the Issuer on issuance and/or the exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed; and

M     =    the Five-Day VWAP as of the Trading Day immediately preceding the date on which such issuance is announced.

Such adjustment shall become effective immediately after the Open of Business on the Trading Day of such issuance. In the event that an issuance of such Common Stock or Convertible Securities is announced but such Common Stock or Convertible Securities are not issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such issuance had not been announced.

(iv)

Issuances Below the Exercise Price. If the Issuer, at any time while this Note is outstanding, shall issue shares of Common Stock or Convertible Securities at an Effective Consideration per share that is less than the Exercise Price in effect at the Close of Business on the Trading Day immediately preceding such issuance (other than issuances to directors, officers, employees or consultants of the Issuer as compensation for services rendered to the Issuer by such Persons), then the Exercise Price shall be adjusted pursuant to the following formula:

N0 + C/E0

E = E0 x --------------------

N0 + NA

where:

E =	the Exercise Price in effect immediately after the Open of Business on the Trading Day of such issuance;

E0 =	the Exercise Price in effect immediately prior to the Open of Business on the Trading Day of such issuance;

N0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Trading Day of such issuance;

NA =	the number of shares of Common Stock issued and/or issuable upon exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed; and

C =	the total consideration receivable by the Issuer on issuance and/or the exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed.

Such adjustment shall become effective immediately after the Open of Business on the Trading Day of such issuance. In the event that an issuance of such Common Stock or Convertible Securities is announced but such Common Stock or Convertible Securities are not issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such issuance had not been announced.

(v)

Pro Rata Distributions. If the Issuer, at any time while this Note is outstanding, shall issue as a dividend or distribution evidences of indebtedness, assets (including cash and cash dividends, other than those addressed in Sections 4(e)(ii), 4(e)(iii) or 4(e)(iv)), shares of capital stock (other than Common Stock) or rights, warrants, options or other securities convertible into or exchangeable or exercisable for capital stock (other than Common Stock), then the Exercise Price shall be adjusted pursuant to the following formula:

M - FMV

E = E0 x ----------------------

M

where:

E     =     the Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

E0     =     the Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

M     =     the Five-Day VWAP as of the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

FMV     =     the fair value of the portion of such dividend or distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution as determined by the board of directors of the Issuer in good faith.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such distribution had not been declared or announced.

(vi)

Rights Plans. If the Issuer has a shareholder rights plan in effect with respect to the Common Stock, upon exercise of a Conversion, the Holder shall be entitled to receive, in addition to any shares of Common Stock, the rights under such shareholder rights plan, unless, prior to such exercise, such rights have separated from the Common Stock, in which case the Exercise Price and the number of Conversion Shares shall be adjusted at the time of separation as if the Issuer had made a distribution as described in Section 4(e)(v), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(vii)

Tender Offers; Exchange Offers. If, at any time while this Note is outstanding, the Issuer proposes to make a tender offer or exchange offer for Common Stock, in which the cash and fair value of any other consideration included in the payment per share of Common Stock exceeds the Market Price as of the Trading Day immediately following the expiration date of the tender offer or exchange offer (the “Offer Expiration Date”), the Exercise Price shall be adjusted pursuant to the following formula

N0 x M

E = E0 x --------------------------

A + (M x N1)

where:

E     =     the Exercise Price in effect immediately after the Close of Business on the Offer Expiration Date;

E0     =     the Exercise Price in effect immediately prior to the Close of Business on the Offer Expiration Date;

N0     =     the number of shares of Common Stock outstanding immediately prior to the expiration of the tender offer or exchange offer (prior to giving effect to the purchase or exchange of shares);

N1     =     the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase or exchange of shares);

A     =     the aggregate cash and fair value of any other consideration payable for shares of Common Stock purchased in such tender offer or exchange offer, as determined by the Board of Directors in good faith; and

M     =     the Five-Day VWAP on the Trading Day immediately following the Offer Expiration Date.

Any adjustment to the Exercise Price pursuant to this Section 4(e)(vii) shall become effective immediately after the Close of Business on the Offer Expiration Date. In the event that the Issuer or a Subsidiary of the Issuer does not purchase shares of Common Stock pursuant to any such tender offer or exchange offer, or all such purchases are rescinded, then the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such tender offer or exchange offer had not been made.

(viii)

Additional Considerations. In no event will the Issuer adjust the Exercise Price if that adjustment would increase the Exercise Price, except in the event of a reverse stock split or in the event that an adjustment is made in respect of an event but such event does not occur and the adjustment is reversed. The Issuer covenants that, while this Note is outstanding, it will not amend its certificate of incorporation to increase the Common Stock’s par value above $0.001 per share. Notwithstanding anything else in this Note to the contrary, the Exercise Price shall not be adjusted to an amount below the Common Stock’s par value per share. If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of this Section 4(e), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value. The adjustments required by this Section 4(e) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made decreases the Exercise Price immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4(e) and not previously made, would result in such minimum adjustment. If the Issuer issues to any Person any Convertible Securities that, in the sole and absolute discretion of the Holder, contain adjustment provisions more favorable than those of this Section 4(e), this Section 4(e) shall be amended to include such provisions.

(ix)

Calculations. All calculations under this Section 4(e) shall be made to the nearest cent or the nearest share, as the case may be. For purposes of this Section 4(e), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(x)	Notice to the Holder.

(A)

Adjustments to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 4(e), the Issuer shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(B)

Notice to Allow Exercise by the Holder. If (i) the Issuer shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Issuer shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Issuer shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any shareholders of the Issuer shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Issuer is a party (including any Change of Control), any sale or transfer of all or substantially all of the assets of the Issuer, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, (v) the Issuer commences any tender offer (including any exchange offer) as announced from time to time for all or a portion of the outstanding shares of Common Stock, (vi) the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer or (vii) the Issuer shall engage in any other transaction that would result in an adjustment to the Exercise Price in accordance herewith, then, in each case, the Issuer shall cause to be mailed to the Holder at its address as set forth in Section 19, at least 20 calendar days before the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, tender offer, exchange offer or other action is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, tender offer, exchange offer or other action; provided, however, that, the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Issuer or any of its Subsidiaries, the Issuer shall forthwith file such notice with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K. The Holder is entitled to exercise a Conversion pursuant to this Section 4 during the period commencing on the date of such notice to the effective date of the event triggering such notice.

(f)	Authorized Shares.

(i)

The Issuer covenants that during the period this Note is outstanding, the board of directors of the Issuer has authorized and reserved (and, in the case of any adjustment to the number of Conversion Shares hereunder, will authorize and reserve) for issuance such number of shares of Common Stock to provide for the issuance of the Conversion Shares upon any Conversion under this Section 4. The Issuer covenants that all shares of Common Stock, when issued pursuant to this Note, shall be duly or validly issued, fully paid and non-assessable. The Issuer further covenants that any Conversion shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon a Conversion pursuant to Section 4. The Issuer will take all such reasonable action as may be necessary to assure that such Conversion Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

(ii)

Except and to the extent as waived or consented to by the Holder, the Issuer shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, whose purpose or effect is to avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Note against impairment. Without limiting the generality of the foregoing, the Issuer will (A) not increase the par value of any Conversion Shares above the amount payable therefor upon such exercise immediately before such increase in par value, (B) take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and non-assessable Conversion Shares upon a Conversion and (C) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Issuer to perform its obligations under this Note.

(iii)

Before taking any action which would result in an adjustment in the number of Conversion Shares for which this Note is exercisable or in the Exercise Price, the Issuer shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any Government Authority.

(g)

Damages. Without limiting any other provision of this Note, if the Issuer willfully and knowingly fails to comply with any provision of this Note, which failure results in any material damages to the Holder, the Issuer shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

5. REDEMPTION.

The Note is not redeemable by the Issuer prior to the Stated Maturity Date, other than pursuant to a Conversion pursuant to Section 4.

6. CHANGE OF CONTROL EVENT.

(a) In the event that a Change of Control occurs prior to the Stated Maturity Date, the Issuer shall give the Holder written notice at least 15 calendar days prior to the anticipated closing date of such Change of Control, which notice shall include the consideration per share of Common Stock to be received in such Change of Control (the “Change of Control Notice”), and the Holder shall have the right to either: (i) elect to receive from the Issuer an amount in cash equal to the sum of the outstanding principal balance and any accrued but unpaid interest under this Note or (ii) elect to convert the outstanding principal balance under this Note plus all accrued but unpaid interest thereon into Conversion Shares at the Exercise Price.  The election by the Holder pursuant to this Section 6 shall be made in writing and delivered to the Issuer within 5 calendar days of receipt of the Change of Control Notice.  In the event that the Holder does not make an election within 10 calendar days of receipt of the Change of Control Notice, the Issuer shall repay the outstanding principal balance and any accrued but unpaid interest under this Note in cash.

7. EVENTS OF DEFAULT.

(a)      The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i)       The Issuer shall default (A) in payment of the principal amount or (B) any interest thereon of the Note or any other amount payable hereunder and such breach shall not be cured within three (3) Business Days from the date on which such amounts shall become due;

(ii)      The Issuer shall be in violation, breach or default of, or shall fail to perform, observe or comply with (A) any covenant, obligation or agreement set forth in Section 4, Section 8(a)(xi)(1), Section 8(b), Section 10 of this Note, or (B) any other covenant, obligation or agreement set forth in this Note and such breach shall not be cured within ten (10) Business Days from the earlier to occur of (x) the date upon which written notice thereof is given to the Issuer of such breach, default, violation or failure or (y) the date upon which an officer of the Issuer becomes aware of such breach, default, violation or failure;

(iii)     Any representation, statement, warranty or certification made by the Issuer in this Note, or which is contained in any certificate, document or financial or other statement furnished at any time under this Note, shall not be true and correct in all material respects, or shall have been false or misleading in any material respect, on the date when made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect);

(iv)     The Issuer or any of its Subsidiaries shall (A) file a petition under any insolvency statute, (B) make a general assignment for the benefit of its creditors, (C) commence or consent to a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, (D) file a petition seeking reorganization or liquidation or similar relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief law from time to time in effect affecting the rights of creditors generally, as amended from time to time (collectively, “Debtor Relief Law”), or any other applicable law or statute, (E) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, whether at stated maturity or otherwise or (F) takes any action to effectuate or authorize any of the foregoing;

(v)      (A) A court of competent jurisdiction shall (1) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Issuer or any of its Subsidiaries or the whole or any substantial part of any such Person’s properties, (2) shall approve a petition filed against the Issuer or any of its Subsidiaries seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, or (3) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of the Issuer or any of its Subsidiaries or of the whole or any substantial part of any such Person’s properties, or (B) there is commenced against the Issuer or any of its Subsidiaries any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute and either (1) such proceeding or petition is not unconditionally dismissed within forty-five (45) calendar days after the date of commencement, or (2) the Issuer or any of its Subsidiaries takes any action to indicate its approval of or consent to such proceeding or petition;

(vi)     Any Issuer or any of its Subsidiary (A) fails to make any payment in respect of (w) the Series 2023 Notes, (x) Replacement Financing, (y) Subordinated Indebtedness or (z) any other Indebtedness (other than the obligations under the Series A Notes) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded;

(vii) One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against the Issuer or any of its Subsidiaries involving in the aggregate a liability of $100,000 or more (excluding amounts covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(viii)   One or more non-monetary judgments, orders or decrees shall be rendered against the Issuer or any of its Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(ix)     Any material provision of this Note shall cease to be in full force and effect or the Issuer shall so assert; or

(x)       A Material Adverse Effect shall occur.

(b)    Remedies Upon an Event of Default.  In the event an Event of Default occurs, the Issuer shall file a Current Report on Form 8-K as required by Item 2.04 of Form 8-K of the Securities Act as it may be amended from time to time and under any successor provision.

If an Event of Default occurs, the Holder of this Note may, in its sole discretion, declare by written notice to the Issuer all of this Note, including all amounts due hereunder, to be due and payable immediately; provided, however, that upon the occurrence of any event specified in Section 7(a)(iv) or Section 7(a)(v) above, all amounts due hereunder, including all accrued and unpaid interest, shall automatically become due and payable without further act of the Holder. In addition to any remedy the Holder may have under this Note, upon the occurrence of an Event of Default, the rate of interest on the outstanding principal amount of the Note shall increase to 15% per annum as of the date of the first occurrence of any Event of Default.  Nothing in this Section 7(b) shall limit any other rights the Holder may have under this Note.  If there is a breach of the covenant in Section 10 after a Conversion of this Note, the Holder as of the time of Conversion shall have injunctive remedies available to prevent an Event of Default and damage remedies in the event of an Event of Default.

8.  COVENANTS.

(a)     Affirmative Covenants.  The Issuer covenants and agrees that, without the approval of the holders of Series A Notes, by majority vote based on their percentage ownership of the total principal amount of Series A Notes then outstanding, until the earlier of (i) a Conversion of all outstanding amounts under this Note pursuant to Section 4 or (ii) the full performance and satisfaction, and payment in full of this Note, interest thereon and all other obligations hereunder in accordance with the terms hereof:

(i)      Payment.  The Issuer shall make full and timely payment of principal and interest on this Note and all other obligations hereunder.

(ii)     Conduct of Business; Preservation of Corporate Existence, Etc.  The Issuer shall, and shall cause each of its Subsidiaries (other than Park Copper and Gold Mining Company Limited so long as such Subsidiary conducts no business and has no assets) to, (A) conduct their business in accordance with good business practices customary to their industry and engage principally in the same or similar lines of business, it being understood that the business of the Issuer and its Subsidiaries may change and develop over time and may include joint ventures permitted hereunder, in each case, in compliance with all material laws, statutes, rules, regulations, ordinances and tariffs applicable to the Issuer and its Subsidiaries; (B) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable; (C) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (D) use its commercially reasonable efforts, in the ordinary course of business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iii)     Maintenance of Property. The Issuer shall, and shall cause each of its Subsidiaries to, maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iv)     Insurance. The Issuer shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the Property and businesses of the Issuer and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, flood insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Issuer) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Issuer and its Subsidiaries.

(v)     Payment of Obligations. The Issuer shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including (A) all tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person; (B) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person; and (C) the performance of all obligations under any Contractual Obligation to the Issuer or any of its Subsidiaries is bound, or to which it or any of its Property is subject; except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(vi)     Compliance with Laws. The Issuer shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(vii)    Inspection of Property and Books and Records. The Issuer shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. The Issuer shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance written notice: (a) provide access to such property to Holder, as frequently as Holder determines to be appropriate and (b) permit Holder to audit, inspect, and make extracts and copies (or take originals if reasonably necessary) from all of such Issuer’s or such Subsidiaries’ books and records, in each instance, at the Issuer’s expense; provided that Holder shall not exercise such rights under this Section 7(a)(vii) more often than one (1) time during any calendar year absent the existence of an Event of Default.

(viii)   Use of Proceeds. The Issuer shall use the proceeds of the Notes for working capital needs and general corporate purposes of the Issuer and its Subsidiaries.

(ix)       Environmental and Mining Matters. The Issuer shall, and shall cause each of its Subsidiaries to, (A) comply with all applicable Environmental Laws and Mining Laws or that is required by orders and directives of any Governmental Authority, and (B) comply with and obtain and renew all material permits, licenses and other approvals required pursuant to Environmental Law or Mining Law, as applicable, except, in each case, where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(x)       Certificates; Other Information. The Issuer shall furnish to the Holder:

(1)     concurrently with the filing or delivery of financial statements under Section 10, a certificate of an officer of the Issuer certifying that no Default or Event of Default has occurred or, if a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(2)     promptly after the same are sent, copies of all financial statements, reports, information and other documents which the Issuer sends to its shareholders or other equity holders or holders of Series 2023 Notes, as applicable, and generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which the Issuer may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(3)     as soon as available and in any event no later than the last day of each fiscal year of the Issuer, projections of the Issuer and its Subsidiaries, consolidated and consolidating financial performance for the forthcoming fiscal year on a month by month basis; and

(4)     promptly, such additional business, financial, corporate affairs and other information as Holder may from time to time reasonably request.

(xi)     Notices. The Issuer shall notify promptly Holder of each of the following (and in no event later than three (3) Business Days after an officer of the Issuer obtains knowledge thereof): (1) the occurrence or existence of any Default of Event of Default and (2) any other development that is not a matter of general public knowledge that has had, or would reasonably be expected to have, a Material Adverse Effect.

(b)   Negative Covenants.  The Issuer covenants and agrees that, without the approval of the holders of Series A Notes, by majority vote based on their percentage ownership of the total principal amount of Series A Notes then outstanding, until the earlier of (i) a Conversion of all outstanding amounts under this Note pursuant to Section 4 or (ii) the full performance and satisfaction, and payment in full of this Note, interest thereon and all other obligations hereunder in accordance with the terms hereof, the Issuer shall not, and shall not permit any Subsidiary to:

(i)    Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, other than (A) Indebtedness not to exceed $3,000,000 in the aggregate at any time outstanding consisting of Capital Lease Obligations; (B) the Series 2023 Notes in a principal amount not to exceed $10,500,000 plus any PIK Notes as defined and issued under the Series 2023 Notes; (C) the Series A Notes plus any accrued interest thereon; (D) other unsecured Indebtedness of the Issuer in a principal amount not to exceed $10,500,000 plus any accrued interest thereon (including any interest paid in kind) so long as (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (2) all outstanding amounts under each Series 2023 Note shall have been converted into the Common Stock of the Issuer pursuant to the terms of such Series 2023 Note prior to the date on which such Indebtedness is incurred, (3) the maturity date of such Indebtedness shall not be earlier than the maturity date under the Series 2023 Notes, (4) such Indebtedness is not subject to scheduled amortization, redemption, sinking fund or other payment in cash prior to the maturity date of such Indebtedness, (5) such Indebtedness does not include any terms that are more restrictive or onerous on the Issuer or its Subsidiaries in any respect than any comparable term in this Note, (6) such Indebtedness shall only be guaranteed by a party that is providing a guarantee of this Note, (7) such Indebtedness shall have an interest rate less than or equal to 10% and (8) if applicable, the exercise price, strike price or similar term with respect to the conversion of such Indebtedness into the Common Stock of the Issuer shall be greater than or equal $1.40 and shall be subject to the adjustments on the same terms as the Series 2023 Notes (the “Replacement Financing”); (E) other unsecured Indebtedness of the Issuer so long as (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (2) such Indebtedness is subordinated to the obligations under this Note as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, satisfactory to the holders of the Series A Notes holding a majority of the total principal amount of Series A Notes then outstanding, (3) the maturity date of such Indebtedness shall not be earlier than the maturity date under this Note, (4) such Indebtedness is not subject to scheduled amortization, redemption, sinking fund or other payment in cash prior to the maturity date of such Indebtedness and (5) such Indebtedness shall only be guaranteed by a party that is providing a guarantee of this Note (“Subordinated Indebtedness”); (F) Indebtedness not to exceed $10,000,000 in the aggregate at any time outstanding consisting of vendor financing obtained in the ordinary course so long as such Indebtedness does not exceed 100% of the cost of property purchased in connection with such vendor financing and (G) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations incurred in the ordinary course of business.

(ii)   Liens.  Create, incur, assume or suffer to exist any Liens (as defined below) on any of its properties or assets or any of its authorized but unissued or treasury shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, other than:

(1)

Liens existing on the date hereof and set forth on Schedule 8(b)(ii)(1) and any extension, renewal or replacement (or successive extensions, renewals or replacements) of any such Lien; provided that no such extension, renewal or replacement will extend to or cover any property other than the property covered by such existing Lien;

(2)

 Liens on property existing at the time the Issuer or any of its Subsidiaries acquires such property; provided that such Liens do not extend to or cover any of the Issuer’s property or any of its Subsidiaries’ property other than the property so acquired;

(2)

 Liens on property existing at the time the Issuer or any of its Subsidiaries acquires such property; provided that such Liens do not extend to or cover any of the Issuer’s property or any of its Subsidiaries’ property other than the property so acquired;

(3)

 Liens on any property of a corporation or other entity existing at the time such corporation or entity becomes the Issuer’s Subsidiary or is merged into or consolidated with the Issuer or a Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation or entity as an entirety or substantially as an entirety to the Issuer or a Subsidiary; provided that such Liens do not extend to or cover any of the Issuer’s property or any of its Subsidiaries’ property other than the property of such corporation or other entity;

(4)

 purchase money Liens upon or in any real or personal property (including fixtures or other equipment) the Issuer or any of its Subsidiaries hold or have acquired to secure the purchase price of such property or to secure Indebtedness incurred solely to finance or refinance the acquisition or improvement of such property; provided that (A) such security interest secures Indebtedness permitted under Section 8(b)(i)(A), (B) such security interest are incurred, and such Indebtedness secured thereby is created, within 180 days after completion of such acquisition or improvement, (C) such Indebtedness secured thereby does not exceed 100% of the cost of such property or improvements at the time of such acquisition or construction and (D) such Lien will not extend to or cover any property other than the property being acquired or improved;

(5)

 (x) Liens for taxes not yet due or the non-payment of which is permitted under Section 8(a)(v)(A), and (y) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business which (A) are not delinquent for more than one hundred eighty (180) days or remain payable without penalty, (B) are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained, (C) are set forth on Schedule 8(b)(ii)(5) or (D) the obligations secured by such Liens do not exceed $750,000 in the aggregate; or

(6)

 Liens upon or in any real or personal property (including fixtures or other equipment) securing Indebtedness permitted under Section 8(b)(i)(F); provided that (A) such Indebtedness secured thereby does not exceed 100% of the cost of such property at the time of the purchase of such property in connection with such vendor financing and (B) such Lien will not extend to or cover any property other than the property being purchased in connection with such vendor financing; or

(7)

 Liens (other than any Lien imposed by ERISA (as defined in the Investment Agreement)) consisting of pledges or deposits required in the ordinary course of business to secure the performance of statutory obligations, surety, stay, customs and appeals bonds, bids leases governmental contract, and other similar obligations (exclusive of obligations for payment of borrowed money).

(iii)    Transfer of Assets.  Sell, lease, transfer, assign or otherwise dispose of (for purposes of this subsection, the term “Sale” includes any of the foregoing) any interest in any Property, other than (A) the Sale of assets formerly used in the contract mining business and the Sale of timber or mining properties or assets, other than the assets related to the Dragon Mine; (B) the Sale of worn-out or surplus equipment deemed no longer necessary for the conduct of the business in the ordinary course of business; (C) the Sale of assets to a Subsidiary; (D) the Sale of assets to any joint venture; provided that aggregate fair market value of all assets sold, leased transferred, assigned or otherwise disposed of under this clause (D) shall not exceed $1,000,000; (E) the Sale of Inventory (as defined under the Uniform Commercial Code as in effect from time to time in the State of New York); or (F) the Sale or issuance of securities or equity interests in Subsidiaries to employees or consultants as compensation for services in the ordinary course of business in an amount not to exceed $3.0% of the outstanding capital stock of the Issuer as of the Issuer Date, as adjusted for any subdivision (by unit split, subdivision or otherwise) or combination (by any reverse unit split or otherwise) of the capital stock of the Issuer in any fiscal year.

(iv)      Investments. (A) Purchase or acquire, or make any commitment to purchase or acquire any securities or equity interests, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (B) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (C) make or purchase or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including the Issuer, any Affiliate of the Issuer or any Subsidiary of the Issuer (the items described in clauses (A), (B) and (C) are referred to as “Investments”); except (1) Investments in any joint ventures not in excess of $1,000,000 in the aggregate.

(v)       Transactions with Affiliates. Enter into any transaction with any Affiliate of the Issuer or its Subsidiaries, other than (A) as expressly permitted by this Note; (B) in the ordinary course of business and pursuant to the reasonable requirements of the business of the Issuer and its Subsidiaries upon fair and reasonable terms no less favorable to the Issuer or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Issuer or such Subsidiary and, to the extent any such transaction or series of transactions involves an amount in excess of $1,000,000, the terms of which are disclosed in writing to the Holder; (C) the payment of reasonable compensation (including severance payments, grants of options and restricted stock) to officers and employees for actual services rendered to the Issuer and its Subsidiaries in the ordinary course of business; provided that any grants of options and restricted stock as compensation permitted under this clause (C) shall not exceed 3.0% of the outstanding capital stock of the Issuer as of the Issuer Date, as adjusted for any subdivision (by unit split, subdivision or otherwise) or combination (by any reverse unit split or otherwise) of the capital stock of the Issuer in any fiscal year and (D) the issuance of the Series 2023 Notes and PIK Notes (as defined under the Series 2023 Notes) in accordance with Section 8(b)(i)(B).

(vi)      Restricted Payments. (A) Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any securities or equity interest, (B) purchase, redeem or otherwise acquire for value any securities or equity interest issued by the Issuer or any of its Subsidiaries now or hereafter outstanding or (C) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, conversion, release, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Series 2023 Notes, Replacement Financing, Subordinated Indebtedness or any other Indebtedness (other than Capital Lease Obligations permitted hereunder and Indebtedness incurred pursuant to Section 8(b)(i)(F)) (the items described in clauses (A), (B) and (C) above are referred to as “Restricted Payments”); except:

(1)	any wholly-owned Subsidiary of Issuer may declare and pay dividends to Issuer or any wholly-owned Subsidiary of Issuer;

(2)	the Issuer may pay, as and when due and payable, regularly scheduled payments under any Indebtedness permitted under Sections 8.1(b)(i)(A), 8.1(b)(i)(B) and 8.1(b)(i)(C);

(3)

any Person may make noncash repurchases of securities or equity interests deemed to occur upon the “net” exercise of stock options if such securities or equity interests represent a portion of the exercise price of such options.

(vii)     Change in Business, Structure, Accounting Etc.. (A) Engage in any line of business substantially different from those lines of business carried on by it on the Issue Date, other than any business or business activity reasonably incidental, related, complementary or ancillary thereto and it being understood that the business of the Issuer and its Subsidiaries may change and develop over time; (B) permit Park Copper and Gold Mining Company Limited to engage in any business or business activity or hold any asset, other than customary actions directly related to the dissolution, liquidation or winding up of the affairs of such Subsidiary; (C) amend any of its Organizational Documents in any manner materially adverse to the Holder; (D) form or acquire any Subsidiary or (E) make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP or the rules or policies of the Securities and Exchange Commission.

(viii)    Amendments to Series 2023 Notes or Other Indebtedness. Change or amend the terms of (A) the Series 2023 Notes or (B) any agreement, instrument or other document governing or evidencing any other Indebtedness of the Issuer or its Subsidiaries (including Replacement Financing and Subordinated Indebtedness), other than any agreement, instrument or other document governing Capital Lease Obligations permitted hereunder and Indebtedness incurred pursuant to Section 8(b)(i)(F).

(ix)      Negative Pledges. Create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of Issuer or its Subsidiaries to pay dividends or make any other distribution on any of the Issuer’s or such Subsidiaries securities or equity interest or to pay fees or make other payments and distributions to the Issuer or any other Subsidiary. The foregoing shall not apply to restrictions imposed by any applicable Requirements of Law.

(x)       OFAC; Patriot Act. Fail to comply with the laws, regulations and executive orders referred to in Sections 3.24 and 3.25 of the Investment Agreement.

9. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

    The Issuer hereby represents and warrants to the Holder that the representations and warranties as made in the Investment Agreement are true and correct on each date as required under the Investment Agreement.

10.  ADDITIONAL COVENANT.

In the event the Issuer deregisters its Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or fails to timely file any Quarterly Report on Form 10-Q, Annual Report on Form 10-K or other report, statement or document required under the Exchange Act on or after the Issue Date, the Issuer shall promptly ((i) in the case of quarterly reports, no later than 45 days following the end of each of the first three fiscal quarter of each fiscal year and (ii) in the case of annual reports, no later than 90 days following the end of each fiscal year) provide to the Holder copies of the quarterly and annual reports in form and substance acceptable to the Holder and such other information as is reasonably requested by the Holder at any time and from time to time.

11.  TRANSFER OF NOTE.

This Note shall be binding upon the Issuer and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.  The obligations of the Issuer under this Note may not be assigned or transferred by the Issuer without the written consent of the Holder in its sole discretion.  The Holder may transfer, assign, pledge this Note or assign or transfer some or all of its rights hereunder subject to compliance with applicable laws and the Registration Rights Agreement, without the consent of the Issuer.  Upon due presentment for registration of transfer of this Note, the Issuer will execute, register and deliver in exchange a new Note or Notes registered in the name of the transferee(s) equal in aggregate principal amount of the Note.

12  GOVERNING LAW AND JURISDICTION.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK OTHER THAN THOSE THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

The Issuer irrevocably consents to the exclusive jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding shall be determined in such courts.  The Issuer irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  The Issuer further agrees that service of process upon the Issuer mailed by first class mail shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding.  The Issuer agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  Nothing herein shall affect the right of the Holder to institute suit and conduct an action in any other appropriate manner, jurisdiction or court or to serve process in any other manner permitted by law.  THE ISSUER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.  ISSUER’S WAIVERS.

The Issuer, to the extent permitted by law, waives and agrees not to assert or take advantage of any of the following: (a) any defense based upon an election of remedies by the Holder which may destroy or otherwise impair any subrogation or other rights of the Issuer or other guarantor or endorser of this Note; (b) any duty on the part of the Holder to disclose any facts or other data the Holder may now or hereafter know; (c) acceptance or notice of acceptance of this Note by the Issuer; (d) presentment and/or demand for payment of this Note or any indebtedness or obligations hereby promised; and (e) protest and notice of dishonor with respect to this Note or any indebtedness or performance of obligations arising hereunder.

 14.  AMENDMENT; WAIVER.

All amendments or modifications of any of the terms hereof shall be made or effected only with the written consent of the Issuer and the holders of the Series A Notes, by majority vote based on their percentage ownership of the total principal amount of Series A Notes then outstanding, such modifications being made to all of the Series A Notes.  All waivers of any of the terms hereof (including, but not limited to, any waiver of an Event of Default), shall be made or effected only with the written consent of the holders of the Series A Notes, by majority vote based on their percentage ownership of the total principal amount of Series A Notes then outstanding.

15.  REPLACEMENT OF NOTE.

Upon receipt of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction, or mutilation of this Note by the Holder, the Issuer shall issue a replacement instrument, at the Issuer’s expense, representing such Note in lieu of such lost, stolen, destroyed, or mutilated instrument; provided that the Holder agrees to indemnify the Issuer for any losses incurred by the Issuer with respect to such lost instrument (other than the cost of issuing the new instrument).

16.  PAYMENT SET ASIDE.

To the extent that the Issuer makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Issuer, by a trustee, receiver or any other Person under any law (including any bankruptcy law, U.S. state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

17.  COST OF COLLECTION.

If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Issuer or other proceedings affecting Issuer creditors’ rights and involving a claim under this Note; or (c) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, then the Issuer shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements, unless the court awards damages to the Issuer in which case the Issuer will not pay the costs of collection.

18.  REMEDIES CUMULATIVE.

The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Issuer to comply with the terms of this Note.  The Issuer acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder of the Note and that the remedy at law for any such breach may be inadequate.  The Issuer therefore agree, in the event of any such breach or threatened breach, that the Holder of the Note shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

 19.  NOTICES.

Unless otherwise provided, any notice required or permitted under this Note will be given in writing and will be deemed effectively given and delivered upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered, certified mail, Federal Express, or other express courier, postage prepaid and addressed to (i) the Issuer at 110 Greene Street, Suite 1101, New York, NY or at such other address as the Issuer may designate by giving ten (10) calendar days advance written notice to the Holder and such other Persons as Holder may reasonably designate at the Holder’s and/or such other Person’s address as may be specified on Exhibit B hereto or at such other address as the Holder may designate by giving ten (10) calendar days advance written notice to the Issuer.

20.  SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS.

Section 16, Section 17, and Section 21, the covenants (other than those set forth in Section 8), the representations and warranties and other statements of the Issuer set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Holder, and will survive delivery of, payment for, and Conversion of this Note.

21.  EXPENSES.

The Issuer will pay all fees and expenses of the Holder incurred in investigating, development, preparation, negotiating, execution and interpretation of this Note and the Registration Rights Agreement, including without limitation, its fees and expenses of legal counsel; provided that the fees and expenses of legal counsel shall not exceed $30,000.

22.   USA PATRIOT ACT.

Holder hereby notifies the Issuer that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Issuer and its Subsidiaries, which information includes the name and address of the Issuer and its Subsidiaries and other information that will allow such Holder to identify the Issuer and its Subsidiaries in accordance with the Patriot Act.

23.  DEFINITIONS. Defined terms in this Notes, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings ascribed to such terms in Appendix A. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement and the appendices, exhibits and disclosure schedules hereto.

[Signature Page to Follow]

      IN WITNESS HEREOF, Applied Minerals, Inc. has caused this instrument to be duly executed.

Dated:

APPLIED MINERALS, INC.
By:
Name: Andre Zeitoun
Title: President

EXHIBIT A

NOTICE OF EXERCISE

TO: Applied Minerals, Inc.

(1)

The undersigned hereby elects to convert the outstanding balance of the 10% PIK-Election Convertible Note (the “Note”) plus accrued interest on the Note in an amount equal to $___________ into _________ Conversion Shares of the Company pursuant to the terms of the attached Note.

(2)	Please issue a certificate or certificates representing said Conversion Shares in the name of the undersigned:

The Conversion Shares shall be delivered to the following Depository Trust Company Deposit Withdrawal Agent Commission Account Number or by physical delivery of a certificate to:

EXHIBIT B

NOTICES

HOLDER’S OR HOLDER’S DESIGNEE-FOR-NOTICE’S NAME AND ADDRESS

_________________________________________

_________________________________________

_________________________________________

_________________________________________

APPENDIX A – DEFINITIONS

Term	Section
Business Day	Section 1
Cash Interest	Section 1
Change of Control Notice	Section 6
Conversion Date	Section 4(d)(i)
Conversion Share Delivery Date	Section 4(d)(i)
Conversion Shares	Section 4(a)
Debtor Relief Law	Section 7(a)(iv)
Exchange Act	Section 10
Exercise Price	Section 4(c)
Event of Default	Section 7(a)
Holder	Preamble
Interest Payment Date	Section 1
Investments	Section 8(b)(iv)
Issue Date	Preamble
Issuer	Section 1
Mandatory Conversion Notice	Section 4(b)(ii)
Note	Section 1
Notice of Exercise	Section 4(a)
Offer Expiration Date	Section 4(e)(vii)
Patriot Act	Section 22
PIK Interest	Section 1
Replacement Financing	Section 8(b)(i)(D)
Restricted Payments	Section 8(b)(vi)
Record Date	Section 1
Subordinated Indebtedness	Section 8(b)(i)(E)

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the securities or equity interests of any Person or otherwise causing any Person to become a Subsidiary of the Issuer, or (c) a merger or consolidation or any other combination with another Person.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Holder shall be an Affiliate of the Issuer or its Subsidiaries solely by reason of the provisions of this Note. For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Change of Control” shall mean (i) any consolidation or merger of the Issuer with or into any other corporation or other entity or Person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Issuer immediately prior to such consolidation, merger or reorganization continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions to which the Issuer is a party in which in excess of 50% of the Issuer’s voting power is transferred or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Issuer.

“Close of Business” means 5:00 p.m. New York City time.

“Common Stock” means the common stock of the Issuer with a par value of $0.001 per share.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of stock or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than this Note) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Conversion” means a conversion of all or any part of the outstanding balance of the Note plus all accrued interest on the Note into Conversion Shares pursuant to Sections 4(a) or 4(b).

“Convertible Securities” means any rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock.

“Default” means any event or circumstance that, with the passing of time or the giving of notice, or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

“Dragon Mine” means the property consisting of approximately 267 acres in the Juab County, Utah more fully described in the Issuer's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 14, 2014.

“Effective Consideration” means the amount paid or payable to acquire shares of Common Stock (or, in the case of Convertible Securities, the amount paid or payable to acquire the Convertible Security, if any, plus the exercise price for the underlying Common Stock).

“Environmental Law” means all Requirements of Law and permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act and the Hazardous and Solid Waste Amendments, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act and any similar or analogous statutes, regulations and decisional law of any Governmental Authority.

“Event of Default” has the meaning specified in Section 7.

“Ex-Date” means (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the VWAP was obtained without the right to receive such issuance or distribution, and (ii) when used with respect to any subdivision, split, combination or reclassification of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision, split, combination or reclassification becomes effective.

“Extension Option” shall have the meaning assigned to such term in the definition of “Stated Maturity Date”.

“Five-Day VWAP” means the VWAP for the immediately preceding five consecutive Trading Days.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity and any self-regulatory organization.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, including earnouts; (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own stock or equity interests (or any stock or equity interests of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Stated Maturity Date, valued at, in the case of redeemable preferred stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such stock plus accrued and unpaid dividends; (i) all indebtedness incurred in connection with vendor financing; (j) all indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (k) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. For the avoidance of doubt, notwithstanding anything to the contrary in the foregoing, operating leases, trade payables, deferred credit or accrued liability arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not constitute Indebtedness.

“Investment Agreement” means the Investment Agreement, dated as of November 3, 2014, among the Issuer and the investors party thereto, as amended, restated, supplemented or modified from time to time.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including without limitation, those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Market Price” means the closing market price of the Common Stock (on the Trading Market or, if the Common Stock currently is trading on multiple Trading Markets, the principal Trading Market for the Common Stock).

“Material Adverse Effect” means any state of fact, condition, change, effect, development, occurrence or event with respect to the Issuer (each, an “Event”) that, individually or in the aggregate, (i) results in or could reasonably be expected to result in a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Issuer, or (ii) prevents or materially impedes the ability of the Issuer to perform its or their obligations under this Note; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect pursuant to clause (i) above: (A) any Events generally affecting the industries in which the Issuer primarily operates (but only to the extent such Event does not affect the Issuer in a manner disproportionate to other firms in such industries) or the economy, or financial or capital markets, in the United States; (B) any Events arising from or otherwise relating to any war (whether or not declared), national or international hostilities, sabotage or terrorism; and (C) any Events resulting from changes in the market price or trading volume of the Issuer Common Stock (provided that the facts or occurrences giving rise to or contributing to such changes that are not otherwise excluded from this definition of “Material Adverse Effect” shall not be excluded in determining whether there has been a Material Adverse Effect).

“Mining Laws” shall mean any and all applicable current or future foreign or domestic, federal, state or local (or any other subdivision) laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including common law), regulating, relating to or imposing liability or standards of conduct concerning surface or subsurface mining operations and activities, and collection, treatment or disposal of mine drainage.

“Open of Business” means 9:00 a.m. local New York City time.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar Persons, or the designation, amount or relative rights, limitations and preference of the equity interests of a Person.

“Person” means shall be construed broadly and shall include an individual, a trust, a corporation, a partnership, an association, a joint venture, a limited liability company, a joint stock company, an unincorporated organization and a Government Authority.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Registration Rights Agreement” shall have the meaning specified to such term in the Investment Agreement.

“Series 2023 Notes” means the series of 10% PIK-Election Convertible Notes due 2023 issued by Applied Minerals, Inc. on August 2, 2013.

“Specified Event” means the event that may occur after the second anniversary of the Issuer Date if: (i) any amounts under the Series 2023 Notes or any Replacement Financing are outstanding, (ii) the VWAP for the preceding 30 consecutive Trading Days as determined by the Board of Directors of the Issuer in good faith is in excess of the Exercise Price, (iii) the closing Market Price of the Common Stock is in excess of the Exercise Price on the date immediately preceding the date on which the Specified Event occurs, (iv) no Default or Event of Default has occurred and is continuing and (v) the Issuer has delivered a certificate to each holder of Series A Notes certifying that the conditions set forth in clauses (i) through (iv) above have been met.

“Specified Extension” shall have the meaning assigned to such term in the definition of “Stated Maturity Date.

“Stated Maturity Date” means November 3, 2018, provided that the Stated Maturity Date may be extended to November 3, 2019 at the option of the Issuer (the “Extension Option”) if (i) the Issuer has delivered written notice of its exercise of the Extension Option to the Holder not more than ninety (90) nor less than thirty (30) days prior to November 3, 2018 and (ii) the Issuer has delivered a certificate, dated as of November 3, 2018, certifying that no Default or Event of Default has occurred and is continuing; provided, further that the Stated Maturity Date shall be extended to the maturity date of the Series 2023 Notes or any Replacement Financing, as applicable, upon the occurrence of a Specified Event (“Specified Extension”).

“Subsidiary” means, as to the Issuer, any entity in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Issuer and/or one or more of the Subsidiaries.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: OTCBB, OTCQX, OTCQB, OTC Pink, The NYSE Amex, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, or the New York Stock Exchange).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:

(a)

if the Common Stock is listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is listed or quoted for trading as reported by Bloomberg, L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time));

(b)

if the Common Stock is not quoted for trading on the OTCBB, OTCQX, or OTCQB, and if prices for the Common Stock are reported in the OTC Pink, the most recent bid price per share of the Common Stock so reported; or

(c)

in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Issuer, the fees and expenses of which shall be paid by the Issuer.

Schedule 8(b)(ii)(1) – Existing Liens

None.

Schedule 8(b)(ii)(5) – Permitted Liens

None.